Exhibit 99

OFG Bancorp Reports 2Q19 Results

Highlights 2Q19 vs. 2Q18

•   Net revenues increased 3.3% to $99.2 million from $96.0 million. Increased interest income from Originated Loans and Cash more than offset pay downs of Acquired Loans and lower Investment Securities balances.

•   Earnings per diluted share of $0.43 compared to $0.35, a 22.9% increase. Book value per common share grew 4.2% to $18.76. Tangible Book Value per common share expanded 6.7% to $17.03.

•   Loans increased 3.7% to $4.47 billion, while core deposits rose 3.1% to $4.56 billion. New loan origination of $326.6 million included the continued success of our Oriental Bank’s strategic targeting of small business customers.

•   Net Interest Margin increased 14 basis points to 5.37%. Credit quality and the efficiency ratio improved. Return on Average Assets increased 25 basis points to 1.48%. Return on Average Tangible Common Equity expanded 112 basis points to 10.32%. Capital metrics continued at new multi-year highs.

Other 2Q19 Items

•   OFG sold $350 million in low-yielding mortgage backed securities (MBS) in May and reduced related high cost non-core funding. The sale resulted in a $4.8 million gain and the reduction of $191 million of repurchase agreements and $63 million of brokered CDs.

•   OFG decided to sell $54 million unpaid principal balance of mostly distressed acquired residential mortgages. The sale is expected to close in 3Q19 as we take advantage of improving market conditions in Puerto Rico.  This decision resulted in an $8.8 million net increase in provision.

•   Oriental Bank entered into an agreement with Scotiabank to acquire its Puerto Rico and US Virgin Islands operations, subject to usual closing conditions. During the quarter, $1.0 million in related expenses were incurred.

Conference Call

A conference call to discuss OFG’s 2Q19 results, outlook and related matters will be held today at 11:00 AM Eastern Time. Phone (888) 562-3356 or (973) 582-2700. Use conference ID 409-9685. The call can also be accessed live on OFG’s website at www.ofgbancorp.com. A webcast replay will be available shortly thereafter.

CEO Comment

“We are extremely pleased with our second quarter results as OFG continues to deliver on all fronts,” said José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board.

“Our strategies are proving highly effective in capturing the positive economic shift taking place in Puerto Rico as OFG builds excellent momentum for growth now and into the future.

“Our levels of small business, auto and consumer loan production; core deposit growth, credit quality, and capital; and number of customers confirm the success of our Vive la Diferencia (Live the Difference) strategy.

“As a result, we generated a 23% increase in earnings per share on a more than 3% increase in net revenue, with return on assets, net interest margin, and efficiency ratios all at levels similar to top performing peer mainland banks.

“Looking ahead, Oriental will further consolidate its position as the premier retail bank on the island when the recently announced Scotiabank Puerto Rico and US Virgin Island acquisition is closed as we become the second largest in core deposits, branches, automated and interactive teller machines, and mortgage servicing in Puerto Rico, and the third largest bank in US Virgin Islands.

“Thanks to our entire team for their commitment and dedication, and to all our retail and commercial customers for their support and loyalty.”

Income Statement

Unless otherwise noted, the following compares data for the second quarter 2019 to the second quarter 2018.

•   Interest Income increased 7.1% or $6.2 million to $94.3 million as continued originated loan growth (+10.2%) and higher yield (+41 basis points) more than offset continued pay downs of acquired loans and the MBS sale. Interest income from originated loans increased $10.3 million, more than offsetting declines of $3.6 million from acquired loans and $0.4 million from investment securities.

•   Interest expense increased 26.4% or $2.8 million to $13.2 million. Core deposit costs increased $2.0 million due to higher average balances excluding non-interest bearing deposits (+2.2%) and rate (21 basis points). Brokered deposit costs increased $0.4 million due to lower average balances (-12.4%) and higher rate (+64 basis points). Borrowing costs increased $0.4 million due to higher rate (+37 basis points) on slightly lower average balances.

•   Net Interest Margin, excluding cost recoveries, increased 17 basis points to 5.34% from 5.17%. The increase reflected higher yield on originated loans (+41 basis points) and cash balances (+70 basis points), plus a higher proportion of originated loans and cash in interest-earning assets (70.6% compared to 62.8%), partially offset by higher cost brokered CDs and borrowings.

•   Total provision for Loan and Lease Losses increased 20.1% or $3.0 million to $17.7 million. Excluding the previously mentioned $8.8 million provision primarily related to the transfer to held for sale of distressed acquired mortgages, 2Q19 provision declined $5.8 million reflecting improved asset quality.

•   Total Banking and Wealth Management Revenues declined 1.7% or $0.3 million to $18.1 million due to slightly lower banking service and mortgage banking revenues, partly offset by higher wealth management revenues.

•   Total Non-Interest Expenses declined 1.6% or $0.9 million to $51.5 million, resulting in a 260 basis point improvement in the Efficiency Ratio to 51.89%. In addition to $1.0 million in expenses related to the Scotiabank PR and USVI acquisition, 2Q19 included $0.4 million in lower losses on sale of foreclosed real estate as general real estate market conditions in Puerto Rico continue to improve.

•   Due to higher proportion of exempt income, the Effective Tax Rate was 32.1% compared to 32.4%.

•   Dividends on Preferred Stock declined 53.0% to $1.6 million from $3.5 million due to the 4Q18 conversion of Series C Preferred to common.

Balance Sheet

Unless otherwise noted, the following compares data at June 30, 2019 to June 30, 2018.

•  Total Loans increased 3.7% or $158.6 million to $4.47 billion as originated loans increased 8.5% or $293.6 million and acquired loans declined 16.3% or $139.5 million. Compared to March 31, 2019, total loans increased 1.7% or $73.1 million with originated loans up 2.5% or $92.9 million and acquired loans down 3.6% or $26.7 million.

•  2Q19 Loan Production totaled $326.6 million compared to $432.1 million in the year-ago quarter and $276.4 million in the previous quarter. Auto and consumer lending remained high at $136.3 million and $47.7 million, respectively, while residential mortgage lending totaled $22.2 million. Commercial lending at $64.1 million reflected continued growth of small business customers, while OFG USA added another $56.4 million in commercial lending.

•  Cash and Cash Equivalents increased 79.0% or $299.1 million to $677.4 million. Compared to March 31, 2019, cash increased 33.1% or $168.4 million. Total Investments declined 35.7% or $482.4 million to $870.7 million. Compared to March 31, 2019, investments declined 30.5% or $382.0 million. The increase in cash and decrease in investments reflect the MBS sale.

•  Customer Deposits (excluding brokered) increased 3.1% or $138.0 million to $4.56 million. Compared to March 31, 2019, deposits increased 2.5% or $110.9 million. The increases reflect stepped up efforts to build a larger retail funding base.

•  Borrowings declined 35.4% or $195.4 million to $356.8 million. Compared to March 31, 2019, borrowings declined 35.0% or $192.2 million. Brokered deposits declined 15.8% or $73.0 million to $388.4 million. Compared to March 31, 2019, brokered deposits declined 13.9% or $62.8 million. The declines reflect the cancellation of brokered CDs and repayment of repurchase agreements.

•  Total stockholders’ equity increased 9.1% or $87.1 million to $1.04 billion. Compared to March 31, 2019, equity increased 2.3% or $23.7 million. The increases reflect growth of retained earnings and legal surplus and reduced other comprehensive loss.

Credit Quality

Unless otherwise noted, the following compares data on the originated loan portfolio at June 30, 2019 to June 30, 2018.

Credit quality improved. Non-performing loan rate at 2.94% fell 69 basis points. Allowance for loan losses declined 4.5% to $89.9 million. As a percentage of loans, the allowance at 2.35% fell 31 basis points. Early and total delinquency rates, at 3.51% and 6.07% were up 44 and 12 basis points, respectively. Net Charge-Offs declined 18.7% to $12.6 million. As a percentage of loans, the net charge off rate at 1.32% fell 47 basis points.

Capital Position

Capital continued to be significantly above regulatory requirements for a well-capitalized institution. June 30, 2019 ratios improved across the board. Leverage at 15.20% increased 128 basis points year over year and 56 basis points from March 31, 2019, Common Equity Tier 1 at 17.48% increased 334 and 39 bps, Tier 1 Risk-based at 19.87% increased 149 and 38 bps, Total Risk-based Capital at 21.14% increased 147 and 37 bps, and Tangible Common Equity at 13.71% increased 276 and 66 bps.

Financial Supplement & Conference Call Presentation

OFG’s Financial Supplement, with full financial tables for the quarter ended June 30, 2019, and its 2Q19 Conference Call Presentation, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See Tables 9-1 and 9-2 in OFG’s above-mentioned Financial Supplement for reconciliation of GAAP to non-GAAP Measures and Calculations.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) changes to the financial condition of the government of Puerto Rico; (iv) amendments to the fiscal plan approved by the Financial Oversight and Management Board of Puerto Rico; (v) determinations in the court-supervised debt-restructuring process under Title III of PROMESA for the Puerto Rico government and all of its agencies, including some of its public corporations; (vi) the amount of government, private and philanthropic financial assistance for the reconstruction of Puerto Rico’s critical infrastructure, which suffered catastrophic damages caused by hurricane Maria; (vii) the pace and magnitude of Puerto Rico’s economic recovery; (viii) the potential impact of damages from future hurricanes and natural disasters in Puerto Rico; (ix) the fiscal and monetary policies of the federal government and its agencies; (x) changes in federal bank regulatory and supervisory policies, including required levels of capital; (xi) the relative strength or weakness of the commercial and consumer credit sectors and the real estate market in Puerto Rico; (xii) the performance of the stock and bond markets; (xiii) competition in the financial services industry; and (xiv) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 55th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services and technology, primarily in Puerto Rico. Visit us at Error! Hyperlink reference not valid.www.ofgbancorp.com.

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Contacts

Puerto Rico: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

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OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our June 30, 2019 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6-7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	12-13
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-9)	14

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OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2019	2019	2018		2018	2018	2019	2018
(Dollars in thousands, except per share data) (unaudited)		Q2	Q1	Q4		Q3	Q2	YTD	YTD
Earnings
Net interest income		$81,085	$81,789	$82,035		$82,277	$77,588	$162,874	$151,582
Non-interest income, net (core)	(2)	18,074	17,553	19,260		18,446	18,394	35,627	36,633
Non-interest expense		51,452	52,152	51,719		50,941	52,300	103,604	104,421
Pre-provision net revenues	(21)	52,581	47,293	54,574		49,956	43,991	99,874	84,378
Provision for loan and lease losses		17,705	12,249	11,300	(c)	14,601	14,747	29,954	30,207
Net income before income taxes		34,876	35,044	43,274		35,355	29,244	69,920	54,171
Income tax expense		10,897	11,574	18,530		12,255	9,595	22,471	17,605
Net income		$23,979	$23,470	$24,744		$23,100	$19,649	$47,449	$36,566
Common Share Statistics
Earnings per common share - basic	(3)	$0.44	$0.43	$0.47		$0.45	$0.36	$0.86	$0.67
Earnings per common share - diluted	(4)	$0.43	$0.42	$0.45		$0.42	$0.35	$0.86	$0.65
Average common shares outstanding		51,330	51,305	49,628	(a)	43,996	43,975	51,317	43,965
Average common shares outstanding and equivalents		51,680	51,626	51,602		51,464	51,226	51,652	51,157
Cash dividends per common share		$0.07	$0.07	$0.07	(b)	$0.06	$0.06	$0.14	$0.12
Book value per common share (period end)		$18.76	$18.30	$17.90	(a)	$18.27	$18.01	$18.76	$18.01
Tangible book value per common share (period end)	(5)	$17.03	$16.56	$16.15	(a)	$16.23	$15.96	$17.03	$15.96
Balance Sheet (Average Balances)
Loans	(6)	$4,528,965	$4,504,725	$4,491,224		$4,432,703	$4,317,762	$4,516,947	$4,248,534
Interest-earning assets		6,060,819	6,152,202	6,230,027		6,116,644	5,951,906	6,106,868	5,847,255
Total assets		6,496,423	6,605,328	6,619,026		6,514,532	6,374,240	6,550,575	6,282,505
Total deposits		4,880,114	4,890,630	4,987,446		4,934,468	4,848,901	4,885,344	4,812,516
Interest-bearing deposits		3,782,211	3,791,083	3,866,842		3,854,642	3,766,611	3,786,624	3,761,786
Borrowings		459,802	562,152	543,920		503,268	462,646	510,694	407,554
Stockholders' equity		1,037,057	1,017,546	983,015		973,838	959,777	1,027,356	956,264
Common stockholders' equity		955,187	935,676	881,971		807,968	793,907	945,486	790,394
Performance Metrics
Net interest margin	(7)	5.37%	5.39%	5.22%		5.34%	5.23%	5.38%	5.23%
Return on average assets	(8)	1.48%	1.42%	1.50%		1.42%	1.23%	1.45%	1.16%
Return on average tangible common stockholders' equity	(9)	10.32%	10.32%	11.67%	(a)	10.94%	9.20%	10.32%	8.47%
Efficiency ratio	(10)	51.89%	52.50%	51.06%		50.58%	54.49%	52.19%	55.48%
Full-time equivalent employees, period end		1,417	1,394	1,392		1,365	1,354	1,417	1,354
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$89,952	$94,035	$95,188		$95,236	$94,218	$89,952	$94,218
Allowance as a % of loans held for investment		2.35%	2.51%	2.54%		2.62%	2.66%	2.35%	2.66%
Net charge-offs		$12,564	$12,486	$10,885	(c)	$12,402	$15,449	$25,050	$26,293
Net charge-off rate	(11)	1.32%	1.33%	1.17%		1.37%	1.79%	1.11%	1.24%
Early delinquency rate (30 - 89 days past due)		3.51%	3.61%	3.34%		3.32%	3.07%	3.51%	3.07%
Total delinquency rate (30 days and over)		6.07%	6.33%	6.36%		6.19%	5.95%	6.07%	5.95%
Capital Ratios (Non-GAAP)	(12)
Leverage ratio		15.20%	14.64%	14.22%	(a)	13.93%	13.92%	15.20%	13.92%
Common equity Tier 1 capital ratio		17.48%	17.09%	16.78%	(a)	14.38%	14.14%	17.48%	14.14%
Tier 1 risk-based capital ratio		19.87%	19.49%	19.20%	(a)	18.55%	18.38%	19.87%	18.38%
Total risk-based capital ratio		21.14%	20.77%	20.48%	(a)	19.84%	19.67%	21.14%	19.67%
Tangible common equity ("TCE") ratio		13.71%	13.05%	12.76%	(a)	10.88%	10.95%	13.71%	10.95%

(a) During the Q4 2018, the Company converted all of its outstanding 8.750% non-cumulative convertible perpetual preferred stock, series C into OFG Bancorp common stock. Each share of the 84,000 series C preferred stock was converted into 86.4225 shares of common stock.

(b) During the Q4 2018, the Company increased the regular cash dividend per common share to $0.07 from $0.06.
(c) During the Q4 2018, the Company received $1.8 million proceeds from the sale of fully charged-off originated auto and consumer loans.

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OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended								Six-Months Ended
		June 30,		March 31,		December 31,		September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data) (unaudited)		2019		2019		2018		2018	2018	2019	2018
Interest income:
Loans	(1)
Non-acquired loans		$72,978		$71,298		$70,747		$68,387	$62,710	$144,276	$121,014
Acquired BBVAPR loans		9,603		10,247		10,935		12,144	12,353	19,850	25,320
Acquired Eurobank loans		2,499		2,574		2,642		3,485	3,366	5,073	6,707
Total interest income from loans		85,080		84,119		84,324		84,016	78,429	169,199	153,041
Investment securities		9,175		10,591		10,782		10,121	9,577	19,766	18,135
Total interest income		94,255		94,710		95,106		94,137	88,006	188,965	171,176
Interest expense:
Deposits
Core deposits		7,465		6,214		6,396		5,877	5,517	13,679	10,929
Brokered deposits		2,526		2,835		3,003		2,728	2,134	5,361	4,020
Total deposits		9,991		9,049		9,399		8,605	7,651	19,040	14,949
Borrowings		3,179		3,872		3,672		3,255	2,767	7,051	4,645
Total interest expense		13,170		12,921		13,071		11,860	10,418	26,091	19,594
Net interest income		81,085		81,789		82,035		82,277	77,588	162,874	151,582
Provision for loan and lease losses, excluding acquired loans	(1)	8,481		11,333		10,842		13,420	12,835	19,814	27,793
Provision (recapture) for acquired BBVAPR loan and lease losses	(1)	7,446	(g)	1,567		(998)	(b)	875	1,247	9,013	1,610
Provision for acquired Eurobank loan and lease losses	(1)	1,778	(g)	(651)	(a)	1,456		306	665	1,127	804
Total provision for loan and lease losses, net		17,705		12,249		11,300		14,601	14,747	29,954	30,207
Net interest income after provision for loan and lease losses		63,380		69,540		70,735		67,676	62,841	132,920	121,375
Non-interest income:
Banking service revenues		10,776		10,465		11,234		10,797	11,144	21,241	21,607
Wealth management revenues		6,669		5,882		7,246		6,407	6,262	12,551	12,281
Mortgage banking activities		629		1,206		780		1,242	988	1,835	2,745
Total banking and financial service revenues		18,074		17,553		19,260		18,446	18,394	35,627	36,633
Other income, net		4,874	(f)	103		4,998	(c)	174	309	4,977	584
Total non-interest income, net		22,948		17,656		24,258		18,620	18,703	40,604	37,217
Non-interest expense:
Compensation and employee benefits		19,875		20,341		19,322		18,495	18,099	40,216	38,707
Occupancy, equipment and infrastructure costs		7,511		7,746		7,762		8,388	9,166	15,257	16,934
Net loss on sale of foreclosed real estate and other repossessed assets		21		1,070		1,834		1,210	392	1,091	1,618
General and administrative expenses		21,482		20,699		20,963		20,112	22,746	42,181	42,846
Total operating expenses		48,889		49,856		49,881		48,205	50,403	98,745	100,105
Credit related expenses		2,563		2,296		1,838		2,736	1,897	4,859	4,316
Total non-interest expense		51,452		52,152		51,719		50,941	52,300	103,604	104,421
Income before income taxes		34,876		35,044		43,274		35,355	29,244	69,920	54,171
Income tax expense		10,897		11,574		18,530	(d)	12,255	9,595	22,471	17,605
Net income		23,979		23,470		24,744		23,100	19,649	47,449	36,566
Less: dividends on preferred stock
Convertible preferred stock		-		-		-	(e)	(1,838)	(1,837)	-	(3,675)
Other preferred stock		(1,628)		(1,628)		(1,628)		(1,628)	(1,628)	(3,256)	(3,255)
Net income available to common shareholders		$22,351		$21,842		$23,116		$19,634	$16,184	$44,193	$29,636

(a) During the 1Q 2019, the provision for acquired Eurobank loans and leases reflected better cashflows than expected.
(b) During the 4Q 2018, the provision for acquired BBVAPR loans reflected better cashflows than expected.
(c) During the 4Q 2018, the Company received a $5.0 million payment from the insurance company for Hurricane María impact on the Bank's operations.

(d) During the 4Q 2018, the Company recognized an aggregate amount of $4.1 million income tax expense as a result of the Changes in Puerto Rico Tax Legislation, mainly driven by a reduction of the DTA since Regular Corporate Tax Rate changes from 39% to 37.5%.

(e) During the Q4 2018, the Company converted of all of its outstanding 8.750% non-cumulative convertible perpetual preferred stock, series C into OFG Bancorp common stock. Each share of the 84,000 series C preferred stock was converted into 86.4225 shares of common stock.

(f) During Q2 2019, the Company sold $350 million available-for-sale mortgage-backed securities and recognized a gain in the sale of $4.8 million.
(g) During Q2 2019, the Company adjusted to fair value several mortgage loans accounted under ASC 310-30, which are expected to be sold during 2019, increasing the provision by $8.8 million.

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OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
	June 30,		March 31,		December 31,		September 30,	June 30,
(Dollars in thousands) (unaudited)	2019		2019		2018		2018	2018
Cash and cash equivalents	$677,430		$509,023		$450,063		$546,780	$378,365
Investments:
Trading securities	412		381		360		405	418
Investment securities available-for-sale, at fair value, with amortized cost of $860,911
(March 31, 2019 - $1,248,750; December 31, 2018 - $854,511; September 30, 2018 - $872,895;
June 30, 2018 - $890,308)
Mortgage-backed securities	843,333	(d)	1,225,225	(a)	827,564		834,538	855,686
Other investment securities	14,100		14,244		14,293		14,014	16,655
Total investment securities available-for-sale	857,433		1,239,469		841,857		848,552	872,341
Mortgage-backed securities held-to-maturity, at amortized cost
(fair value at December 31, 2018 - $410,353; September 30, 2018 - $425,066; June 30, 2018 - $447,947;
March 31, 2018 - $467,980)	-		-	(a)	424,740		444,679	465,427
Federal Home Loan Bank (FHLB) stock, at cost	12,821		12,800		12,644		12,461	14,919
Other investments	3		3		3		3	3
Total investments	870,669		1,252,653		1,279,604		1,306,100	1,353,108
Loans, net	4,474,497		4,401,401		4,431,594		4,352,980	4,315,866
Other assets:
Derivative assets	26		110		347		1,265	1,100
Prepaid expenses	11,903		7,830		10,283		13,461	11,127
Deferred tax asset, net	111,147		112,744		113,763		122,934	125,141
Foreclosed real estate and repossessed properties	32,016		34,439		36,754		42,014	46,035
Premises and equipment, net	71,001		69,017		68,892		67,762	66,174
Goodwill	86,069		86,069		86,069		86,069	86,069
Right of use assets	20,419		20,860	(b)	-		-	-
Accounts receivable and other assets	108,950		109,045		105,983		117,309	118,577
Total assets	$6,464,127		$6,603,191		$6,583,352		$6,656,674	$6,501,562

Deposits:
Demand deposits	$2,219,911		$2,218,186		$2,191,802		$2,304,067	$2,176,935
Savings accounts	1,200,408		1,231,170		1,187,945		1,216,190	1,219,159
Time deposits	1,136,411		996,519		1,003,271		1,037,858	1,022,682
Brokered deposits	388,407	(d)	451,226		525,097		530,878	461,425
Total deposits	4,945,137		4,897,101		4,908,115		5,088,993	4,880,201
Borrowings:
Securities sold under agreements to repurchase	240,324	(d)	431,566		455,508		378,237	387,770
Advances from FHLB and other borrowings	80,423		81,397		78,834		73,723	128,413
Subordinated capital notes	36,083		36,083		36,083		36,083	36,083
Total borrowings	356,830		549,046		570,425		488,043	552,266
Other liabilities:
Derivative liabilities	985		439		333		622	679
Acceptances outstanding	23,610		25,791		16,937		28,682	30,578
Lease liability	22,179		22,618	(b)	-		-	-
Accrued expenses and other liabilities	70,512		87,004		87,665		80,448	80,019
Total liabilities	5,419,253		5,581,999		5,583,475		5,686,788	5,543,743
Stockholders' equity:
Preferred stock	92,000		92,000		92,000	(c)	176,000	176,000
Common stock	59,885		59,885		59,885	(c)	52,626	52,626
Additional paid-in capital	620,368		619,828		619,381	(c)	542,078	541,734
Legal surplus	95,020		92,621		90,167		87,563	85,249
Retained earnings	284,458		268,101	(b)	253,040		236,120	221,441
Treasury stock, at cost	(103,171)		(103,196)		(103,633)		(103,706)	(103,969)
Accumulated other comprehensive (loss) income, net	(3,686)		(8,047)		(10,963)		(20,795)	(15,262)
Total stockholders' equity	1,044,874		1,021,192		999,877		969,886	957,819
Total liabilities and stockholders' equity	$6,464,127		$6,603,191		$6,583,352		$6,656,674	$6,501,562

(a) On January 1, 2019, the Company adopted the Accounting Standard Update ("ASU") No. 2017-12 and reclassified all of its mortgage backed securities from the held-to-maturity portfolio into the available-for-sale portfolio.

(b) On January 1, 2019, the Company adopted the ASU No. 2016-02, under the effective date method, which requires lessees to recognize a right-of-use asset and related lease liability for lease classified as operating leases, prospectively.

(c) During Q4 2018, the Company converted of all of its outstanding 8.750% non-cumulative convertible perpetual preferred stock, series C into OFG Bancorp common stock. Each share of the 84,000 series C preferred stock was converted into 86.4225 shares of common stock.

(d) During  Q2 2019, the Company sold $350 million available-for-sale mortgage-backed securities and recognized a gain in the sale of $4.8 million, resulting  in the termination before maturity of $191.2 million  of securities sold under agreements to repurchase and in a reduction of $62.8 million of brokered CDs.

4

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OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands) (unaudited)		2019	2019	2018	2018	2018
Non-acquired loans held for investment:
Mortgage		$635,616	$651,423	$668,809	$667,224	$678,259
Commercial		1,616,973	1,569,551	1,597,588	1,540,027	1,507,368
Consumer		356,110	350,543	348,980	345,399	339,341
Auto		1,218,070	1,167,482	1,129,695	1,084,912	1,014,664
		3,826,769	3,738,999	3,745,072	3,637,562	3,539,632
Less: Allowance for loan and lease losses		(89,952)	(94,035)	(95,188)	(95,236)	(94,218)
		3,736,817	3,644,964	3,649,884	3,542,326	3,445,414
Deferred loan costs, net		9,251	8,254	7,740	7,556	7,028
Total non-acquired loans held for investment, net		3,746,068	3,653,218	3,657,624	3,549,882	3,452,442

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		2,249	2,405	2,546	2,778	2,909
Consumer		21,966	22,768	23,988	24,914	25,736
Auto		996	2,336	4,435	7,494	11,283
		25,211	27,509	30,969	35,186	39,928
Less: Allowance for loan and lease losses		(1,685)	(1,968)	(2,062)	(2,350)	(2,726)
		23,526	25,541	28,907	32,836	37,202

Accounted for under ASC 310-30
Mortgage		476,081	484,578	492,890	503,861	516,934
Commercial		169,481	176,908	182,319	190,178	223,853
Consumer		-	-	-	95	495
Auto		6,462	9,866	14,403	20,363	26,937
		652,024	671,352	689,612	714,497	768,219
Less: Allowance for loan and lease losses		(45,427)	(42,133)	(42,010)	(43,875)	(44,176)
		606,597	629,219	647,602	670,622	724,043
Total Acquired BBVAPR loans, net		630,123	654,760	676,509	703,458	761,245

Eurobank
Accounted for under ASC 310-30
Mortgage		61,920	62,649	63,392	64,785	65,637
Commercial		46,421	46,588	47,826	49,262	49,706
Consumer		867	856	846	895	935
		109,208	110,093	112,064	114,942	116,278
Less: Allowance for loan and lease losses		(25,578)	(24,352)	(24,971)	(24,281)	(24,314)
Total Acquired Eurobank loans, net		83,630	85,741	87,093	90,661	91,964
Total acquired loans, net		713,753	740,501	763,602	794,119	853,209
Total loans held for investment		4,459,821	4,393,719	4,421,226	4,344,001	4,305,651
Mortgage loans held for sale		14,676	7,682	10,368	8,979	10,215
Total loans, net		$4,474,497	$4,401,401	$4,431,594	$4,352,980	$4,315,866

Loan Portfolio Summary:
Loans held for investment:
Mortgage		$1,173,617	$1,198,650	$1,225,091	$1,235,870	$1,260,830
Commercial		1,835,124	1,795,452	1,830,279	1,782,245	1,783,836
Consumer		378,943	374,167	373,814	371,303	366,507
Auto		1,225,528	1,179,684	1,148,533	1,112,769	1,052,884
		4,613,212	4,547,953	4,577,717	4,502,187	4,464,057
Less: Allowance for loan and lease losses		(162,642)	(162,488)	(164,231)	(165,742)	(165,434)
		4,450,570	4,385,465	4,413,486	4,336,445	4,298,623
Deferred loan costs, net		9,251	8,254	7,740	7,556	7,028
Total loans held for investment, net		4,459,821	4,393,719	4,421,226	4,344,001	4,305,651
Mortgage loans held for sale		14,676	7,682	10,368	8,979	10,215
Total loans, net		$4,474,497	$4,401,401	$4,431,594	$4,352,980	$4,315,866

		2019	2018	2018	2018	2018
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Quarterly loan production	(13)
Mortgage		$22,196	$23,097	$33,373	$27,869	$31,808
Commercial		64,079	60,485	92,088	105,346	127,200
US Loan Program		56,372	31,706	31,667	30,357	99,666
Consumer		47,662	40,877	42,055	42,995	42,317
Auto		136,263	120,199	123,770	140,390	131,103
Total		$326,572	$276,364	$322,953	$346,957	$432,094

5

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OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
2019 Q2	2019 Q1	2018 Q4	2018 Q3	2018 Q2
Interest	Interest	Interest	Interest	Interest
Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$481,115	$2,904	2.42%	$388,578	$2,368	2.47%	$434,701	$2,572	2.35%	$327,268	$1,676	2.03%	$289,227	$1,242	1.72%
Investment securities	1,050,739	6,271	2.39%	1,258,899	8,223	2.61%	1,304,102	8,210	2.52%	1,356,673	8,445	2.49%	1,344,917	8,335	2.48%
Loans
Non-acquired loans	3,800,037	72,979	7.70%	3,763,069	71,298	7.68%	3,706,560	70,747	7.57%	3,614,453	68,387	7.51%	3,449,631	62,710	7.29%
Acquired BBVAPR loans	642,813	9,603	5.98%	655,497	10,247	6.25%	694,118	10,935	6.30%	725,041	12,144	6.70%	773,193	12,353	6.39%
Acquired Eurobank loans	86,115	2,499	11.61%	86,159	2,574	11.95%	90,546	2,642	11.67%	93,209	3,485	14.96%	94,938	3,366	14.18%
Total loans	4,528,965	85,081	7.54%	4,504,725	84,119	7.57%	4,491,224	84,324	7.45%	4,432,703	84,016	7.52%	4,317,762	78,429	7.29%
Total interest-earning assets	$6,060,819	$94,256	6.24%	$6,152,202	$94,710	6.24%	$6,230,027	$95,106	6.06%	$6,116,644	$94,137	6.11%	$5,951,906	$88,006	5.93%

Interest bearing liabilities:
Deposits
NOW accounts	$1,124,670	$1,730	0.62%	$1,119,612	$1,454	0.53%	$1,109,795	$1,432	0.51%	$1,096,023	$1,196	0.43%	$1,052,465	$968	0.37%
Savings accounts	1,180,153	1,882	0.64%	1,181,024	1,615	0.55%	1,217,931	1,741	0.57%	1,211,693	1,571	0.51%	1,230,741	1,555	0.51%
Time deposits	1,065,005	3,652	1.38%	992,331	2,944	1.20%	1,012,267	3,008	1.18%	1,027,424	2,896	1.12%	1,012,630	2,779	1.10%
Brokered deposits	412,383	2,526	2.46%	498,116	2,835	2.31%	526,849	3,003	2.26%	519,502	2,727	2.08%	470,775	2,134	1.82%
3,782,211	9,790	1.04%	3,791,083	8,848	0.95%	3,866,842	9,184	0.94%	3,854,642	8,390	0.86%	3,766,611	7,436	0.79%
Non-interest bearing deposit accounts	1,097,903	-	-	1,099,547	-	-	1,120,604	-	-	1,079,826	-	-	1,082,290	-	-%
Fair value premium amortization and core deposit intangible amortization	-	201	-	-	201	-	-	215	-	-	215	-	-	215	-
Total deposits	4,880,114	9,991	0.82%	4,890,630	9,049	0.75%	4,987,446	9,399	0.75%	4,934,468	8,605	0.69%	4,848,901	7,651	0.63%
Borrowings
Securities sold under agreements to repurchase	343,370	2,107	2.46%	444,843	2,785	2.54%	430,889	2,633	2.42%	390,225	2,242	2.28%	353,313	1,840	2.09%
Advances from FHLB and other borrowings	80,349	559	2.79%	81,226	563	2.81%	76,948	536	2.76%	76,960	517	2.67	2	73,250	448	2.45%
Subordinated capital notes	36,083	514	5.71%	36,083	524	5.89%	36,083	503	5.53%	36,083	496	5.45%	36,083	479	5.32%
Total borrowings	459,802	3,180	2.77%	562,152	3,872	2.79%	543,920	3,672	2.68%	503,268	3,255	2.57%	462,646	2,767	2.40%
Total interest-bearing liabilities	$5,339,916	$13,171	0.99%	$5,452,782	$12,921	0.96%	$5,531,366	$13,071	0.94%	$5,437,736	$11,860	0.87%	$5,311,547	$10,418	0.79%
Interest rate spread	$81,085	5.25%	$81,789	5.28%	$82,035	5.12%	$82,277	5.24%	$77,588	5.14%
Net interest margin	5.37%	5.39%	5.22%	5.34%	5.23%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans	$241	$427	$653	$1,143	$291
Acquired Eurobank loans	189	110	123	829	533
$430	$537	$776	$1,973	$824
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,060,819	$93,826	6.21%	$6,152,202	$94,173	6.21%	$6,230,027	$94,330	6.01%	$6,116,644	$92,165	5.98%	$5,951,906	$87,182	5.88%
Interest rate spread	$80,655	5.22%	$81,252	5.25%	$81,259	5.07%	$80,305	5.11%	$76,764	5.09%
Net interest margin	5.34%	5.36%	5.17%	5.21%	5.17%

6

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2019 YTD			2018 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$435,102	$5,271	2.44%	$306,366	$2,449	1.61%
Investment securities	1,154,819	14,494	2.51%	1,292,355	15,686	2.43%
Loans
Non-acquired loans	3,781,661	144,277	7.69%	3,366,035	121,014	7.25%
Acquired BBVAPR loans	649,149	19,850	6.12%	786,196	25,320	6.44%
Acquired Eurobank loans	86,137	5,073	11.78%	96,303	6,707	13.93%
Total loans	4,516,947	169,200	7.55%	4,248,534	153,041	7.26%
Total interest-earning assets	$6,106,868	$188,965	6.24%	$5,847,255	$171,176	5.90%

Interest bearing liabilities:
Deposits
NOW accounts	$1,122,155	$3,183	0.57%	$1,055,779	$1,867	0.36%
Savings accounts	1,180,586	3,496	0.60%	1,218,488	3,052	0.51%
Time deposits	1,028,870	6,598	1.29%	1,018,801	5,580	1.10%
Brokered deposits	455,013	5,362	2.38%	468,718	4,020	1.73%
	3,786,624	18,639	0.99%	3,761,786	14,519	0.78%
Non-interest bearing deposit accounts	1,098,720	-	-	1,050,730	-	-%
Fair value premium amortization and core deposit intangible amortization	-	401	-	-	429	-
Total deposits	4,885,344	19,040	0.79%	4,812,516	14,948	0.63%
Borrowings
Securities sold under agreements to repurchase	393,826	4,892	2.50%	302,728	2,919	1.94%
Advances from FHLB and other borrowings	80,785	1,121	2.80%	68,743	822	2.41%
Subordinated capital notes	36,083	1,038	5.80%	36,083	905	5.06%
Total borrowings	510,694	7,051	2.78%	407,554	4,646	2.30%
Total interest-bearing liabilities	$5,396,038	$26,091	0.98%	$5,220,070	$19,594	0.76%
Interest rate spread		$162,874	5.26%		$151,582	5.14%
Net interest margin			5.38%			5.23%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$668			409
Acquired Eurobank loans		299			922
		$967			$1,332
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,106,868	$187,998	6.21%	$5,847,255	$169,844	5.86%
Interest rate spread		$161,907	5.23%		$150,250	5.10%
Net interest margin			5.35%			5.18%

7

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2019	2019	2018	2018	2018
(Dollars in thousands) (unaudited)	Q2	Q1	Q4	Q3	Q2
Net Charge-offs
Mortgage:
Charge-offs	$604	$587	$1,570	$1,429	$1,328
Recoveries	(316)	(287)	(128)	(139)	(466)
Total mortgage	288	300	1,442	1,290	862
Commercial:
Charge-offs	2,146	1,086	386	3,249	1,998
Recoveries	(177)	(147)	(126)	(119)	(227)
Total commercial	1,969	939	260	3,130	1,771
Consumer:
Charge-offs	4,839	4,121	4,191	4,591	4,588
Recoveries	(327)	(263)	(1,000)	(278)	(240)
Total consumer	4,512	3,858	3,191	4,313	4,348
Auto:
Charge-offs	10,672	11,371	10,843	9,111	13,748
Recoveries	(4,877)	(3,982)	(4,851)	(5,442)	(5,280)
Total auto	5,795	7,389	5,992	3,669	8,468
Total	$12,564	$12,486	$10,885	$12,402	$15,449
Net Charge-off Rates
Mortgage	0.18%	0.18%	0.86%	0.76%	0.50%
Commercial	0.50%	0.24%	0.07%	0.83%	0.50%
Consumer	4.87%	4.20%	3.49%	4.77%	4.88%
Auto	1.93%	2.54%	2.14%	1.39%	3.39%
Total	1.32%	1.33%	1.17%	1.37%	1.79%
Average Loans Held For Investment
Mortgage	$647,254	$649,408	$673,476	$682,202	$682,890
Commercial	1,584,363	1,584,246	1,546,166	1,512,661	1,410,300
Consumer	370,461	367,262	365,795	361,456	356,413
Auto	1,197,959	1,162,153	1,121,123	1,058,134	1,000,028
Total	$3,800,037	$3,763,069	$3,706,560	$3,614,453	$3,449,631

8

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2019		2019	2018	2018	2018
(Dollars in thousands) (unaudited)		Q2		Q1	Q4	Q3	Q2
Early Delinquency (30 - 89 days past due)
Mortgage		$24,303		$26,775	$26,150	$25,285	$26,132
Commercial		2,738	(a)	12,825	5,568	6,871	9,699
Consumer		8,617		7,795	7,285	6,661	7,063
Auto		98,625		87,500	86,039	81,828	65,823
Total		$134,283		$134,895	$125,042	$120,645	$108,717
Early Delinquency Rates (30 - 89 days past due)
Mortgage		3.82%		4.11%	3.91%	3.79%	3.85%
Commercial		0.17%		0.82%	0.35%	0.45%	0.64%
Consumer		2.42%		2.22%	2.09%	1.93%	2.08%
Auto		8.10%		7.49%	7.62%	7.54%	6.49%
Total		3.51%		3.61%	3.34%	3.32%	3.07%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$70,364		$78,560	$82,404	$83,966	$83,707
GNMA's buy-back option program		11,675		12,942	19,721	13,325	14,521
Total mortgage		82,039		91,502	102,125	97,291	98,228
Commercial		28,762	(a)	35,737	27,423	25,191	26,269
Consumer		10,817		9,873	8,983	8,530	9,095
Auto		110,646		99,663	99,533	93,976	76,924
Total		$232,264		$236,775	$238,064	$224,988	$210,516
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		11.07%		12.06%	12.32%	12.58%	12.34%
GNMA's buy-back option program		1.84%		1.99%	2.95%	2.00%	2.14%
Total mortgage		12.91%		14.05%	15.27%	14.58%	14.48%
Commercial		1.78%		2.28%	1.72%	1.64%	1.74%
Consumer		3.04%		2.82%	2.57%	2.47%	2.68%
Auto		9.08%		8.54%	8.81%	8.66%	7.58%
Total		6.07%		6.33%	6.36%	6.19%	5.95%
Nonperforming Assets	(14)
Mortgage		$53,534		$59,665	$63,717	$67,236	$67,002
Commercial		44,617	(a)	50,376	42,456	42,807	47,451
Consumer		2,208		3,971	3,354	3,116	2,826
Auto		12,024		12,163	13,494	12,185	11,141
Total nonperforming loans		112,383		126,175	123,021	125,344	128,420
Foreclosed real estate		10,954		10,011	9,571	10,295	12,186
Other repossessed assets		2,507		3,574	2,986	4,146	5,483
Total nonperforming assets		$125,844		$139,760	$135,578	$139,785	$146,089
Nonperforming Loan Rates
Mortgage		8.42%		9.16%	9.53%	10.08%	9.88%
Commercial		2.76%		3.21%	2.66%	2.78%	3.15%
Consumer		0.62%		1.13%	0.96%	0.90%	0.83%
Auto		0.99%		1.04%	1.19%	1.12%	1.10%
Total loans		2.94%		3.37%	3.28%	3.45%	3.63%

9

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended June 30, 2019
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Auto	Total
Non-acquired loans
Balance at beginning of period	$16,689	$32,154	$16,085	$29,107	$94,035
(Recapture) provision for loan and lease losses, net	(1,040)	(951)	4,258	6,214	8,481
Charge-offs	(604)	(2,146)	(4,839)	(10,672)	(18,261)
Recoveries	316	177	327	4,877	5,697
Balance at end of period	$15,361	$29,234	$15,831	$29,526	$89,952
Allowance coverage ratio	2.42%	1.81%	4.45%	2.42%	2.35%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$32	$1,869	$67	$1,968
(Recapture) provision for loan and lease losses, net		77	103	(45)	135
Charge-offs		(80)	(433)	(56)	(569)
Recoveries		2	78	71	151
Balance at end of period		$31	$1,617	$37	$1,685

Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$17,901	$20,733	$-	$3,499	$42,133
Provision (recapture) for loan and lease losses, net	7,390	(79)	-	-	7,311
Allowance de-recognition	(83)	(3,571)	-	(363)	(4,017)
Balance at end of period	$25,208	$17,083	$-	$3,136	$45,427

Acquired Eurobank loans:
Balance at beginning of period	$15,110	$9,242	$-	$-	$24,352
Provision (recapture) for loan and lease losses, net	2,502	(724)	-		1,778
Allowance de-recognition	(399)	(153)	-	-	(552)
Balance at end of period	$17,213	$8,365	$-	$-	$25,578

Total acquired loans
Balance at beginning of period	$33,011	$30,007	$1,869	$3,566	$68,453
Provision (recapture) for loan and lease losses, net	9,892	(726)	103	(45)	9,224
Charge-offs	-	(80)	(433)	(56)	(569)
Recoveries	-	2	78	71	151
Allowance de-recognition	(482)	(3,724)	-	(363)	(4,569)
Balance at end of period	$42,421	$25,479	$1,617	$3,173	$72,690

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OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended June 30, 2019
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$226,908	$34,737	$2,642	$180	$427	$264,894
Accretion	(6,115)	(1,718)	(770)	(139)	(190)	(8,932)
Change in expected cash flows	-	1,368	7	8	190	1,573
Transfers (to) from non-accretable discount	(3,243)	(1,795)	167	(6)	(139)	(5,016)
Balance at end of period	$217,550	$32,592	$2,046	$43	$288	$252,519

Non-Accretable Discount
Balance at beginning of period	$290,100	$2,088	$7,823	$24,056	$18,835	$342,902
Change in actual and expected cash flows	(1,085)	(692)	57	21	(164)	(1,863)
Transfers from (to) accretable yield	3,243	1,795	(167)	6	139	5,016
Balance at end of period	$292,258	$3,191	$7,713	$24,083	$18,810	$346,055

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$36,368	$2,260	$654	$-	$-	$39,282
Accretion	(1,280)	(1,199)	-	(3)	(17)	(2,499)
Change in expected cash flows	30	910	-	(10)	31	961
Transfers (to) from non-accretable discount	817	(115)	(51)	13	(14)	650
Balance at end of period	$35,935	$1,856	$603	$-	$-	$38,394

Non-Accretable Discount
Balance at beginning of period	$875	$-	$1,551	$-	$116	$2,542
Change in actual and expected cash flows	21	(115)	-	13	(12)	(93)
Transfers from (to) accretable yield	(817)	115	51	(13)	14	(650)
Balance at end of period	$79	$-	$1,602	$-	$118	$1,799

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OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2019	2019	2018	2018	2018
(Dollars in thousands) (unaudited)	Q2	Q1	Q4	Q3	Q2
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$1,044,874	$1,021,192	$999,877	$969,886	$957,819
Less: Intangible assets	(88,852)	(89,145)	(89,437)	(89,767)	(90,097)
Noncumulative perpetual preferred stock	(92,000)	(92,000)	(92,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$874,152	$850,177	$828,570	$714,249	$701,852

Common stock outstanding at end of period	51,330	51,328	51,294	44,006	43,983
Tangible book value (Non-GAAP)	$17.03	$16.56	$16.15	$16.23	$15.96
Total Assets to Tangible Assets
Total assets	$6,464,127	$6,603,191	$6,583,352	$6,656,674	$6,501,562
Less: Intangible assets	(88,852)	(89,145)	(89,437)	(89,767)	(90,097)
Tangible assets (Non-GAAP)	$6,375,275	$6,514,046	$6,493,915	$6,566,907	$6,411,465
Non-GAAP TCE Ratio
Tangible common equity	$874,152	$850,177	$828,570	$714,249	$701,852
Tangible assets	6,375,275	6,514,046	6,493,915	6,566,907	6,411,465
TCE ratio	13.71%	13.05%	12.76%	10.88%	10.95%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$1,037,057	$1,017,546	$983,015	$973,838	$959,777
Less: Average noncumulative perpetual preferred stock	(92,000)	(92,000)	(111,174)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$955,187	$935,676	$881,971	$807,968	$793,907
Less: Average intangible assets	(88,995)	(89,291)	(89,580)	(89,933)	(90,272)
Average tangible common equity	$866,192	$846,385	$792,391	$718,035	$703,635
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OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2019	2019	2018	2018	2018
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Regulatory Capital Metrics
Common equity Tier 1 capital		$855,667	$832,923	$811,708	$690,937	$669,922
Tier 1 capital		972,537	949,793	928,578	891,807	870,792
Total risk-based capital	(15)	1,035,109	1,012,112	990,500	953,543	931,606
Risk-weighted assets		4,895,441	4,872,807	4,837,214	4,806,348	4,737,529
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	17.48%	17.09%	16.78%	14.38%	14.14%
Tier 1 risk-based capital ratio	(17)	19.87%	19.49%	19.20%	18.55%	18.38%
Total risk-based capital ratio	(18)	21.14%	20.77%	20.48%	19.84%	19.67%
Leverage ratio	(19)	15.20%	14.64%	14.22%	13.93%	13.92%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$1,044,874	$1,021,192	$999,877	$969,886	$957,819
Less: Noncumulative perpetual preferred stock		(92,000)	(92,000)	(92,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax		3,087	7,841	10,972	21,187	15,518
Unrealized losses on cash flow hedges, net of income tax		599	206	(9)	(392)	(256)
		966,690	947,369	928,970	824,811	807,211
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(20)	(1,739)	(1,922)	(2,105)	(2,256)	(2,457)
Disallowed deferred tax assets, net	(20)	(23,215)	(26,455)	(29,088)	(45,549)	(48,763)
Common equity Tier 1 capital		855,667	832,923	811,708	690,937	669,922
Plus: Qualifying noncumulative perpetual preferred stock		92,000	92,000	92,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Tier 1 capital		972,537	949,793	928,578	891,807	870,792
Plus tier 2 capital: Qualifying allowance for loan and lease losses		62,572	62,319	61,922	61,736	60,814
Total risk-based capital		$1,035,109	$1,012,112	$990,500	$953,543	$931,606

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OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans considers such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans.

(2)	Total banking and financial service revenues.
(3)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(4)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(6)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)

Loans accounted for under ASC 310-30 (loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 80% for 2019 and 2018.
(21)	Pre-provision net revenues is a non-GAAP measure calculated based on net interest income plus total non-interest income, net, less total non-interest expenses for the period.
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